ARTICLES OF INCORPORATION

                                       OF

                        BOULDER CREEK EXPLORATIONS, INC.

Filed # C15208-04
June 7, 2004

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

1. Name of Corporation:          BOULDER CREEK EXPLORATIONS, INC.


2. Resident Agent                Nevada State Corporate Network, Inc.
   Name and Street               2764 Lake Sahara Drive, Suite 111
   Address:                      Las Vegas, Nevada 89117

3. Shares:                       Number of shares without par value: 75,000

4. Name &                        Puneet Sharan
   Address                       2764 Lake Sahara Drive, Suite 111
   of Board of                   Las Vegas, Nevada  89117
   Directors/Trustees:

5. Purpose:                      The Corporation is organized for the purpose of
                                 engaging in Any Lawful Activity, within or without the State of Nevada

6. Name, Address                 Chau Tran          /s/ Chau Tran
   and Signature of              2764 Lake Sahara Drive, Suite 111
   Incorporator.                 Las Vegas, Nevada  89117

7. Certificate of                I hereby accept appointment as Resident Agent
   Acceptance of                 for the above named corporation.
   Appointment of
   Resident Agent:                /s/ Chau Tran    6/07/04

                            ARTICLES OF INCORPORATION

                                       OF

                        BOULDER CREEK EXPLORATIONS, INC.



            The undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true.

                                    ARTICLE I

            The name of the corporation, which is hereinafter referred to as "the corporation" is:

                        BOULDER CREEK EXPLORATIONS, INC.



                                   ARTICLE II

            The name and address of the Resident Agent for the service of process is:

                      Nevada State Corporate Network, Inc.
                        2764 Lake Sahara Drive, Suite 111
                             Las Vegas, Nevada 89117



                                   ARTICLE III


            The corporation is organized for the purpose of engaging in Any Lawful Activity, within or without the State of Nevada.


                                   ARTICLE IV

            The total number of shares of authorized capital stock of the Corporation shall consist of seventy-five thousand (75,000) shares of common stock with no par value.

            The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in Resolutions or Bylaws adopted by them.

            Stockholders of the corporation have a preemptive right, granted on uniform terms and conditions prescribed by the Board of Directors to provide a fair and reasonable opportunity to exercise the right, to acquire proportional amounts of the corporation's unissued shares upon the decision of the board of directors to issue them limited by the provisions of NRS 78.267.

            The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.


                                    ARTICLE V

            The name and address of the one member of the Board of Directors is as follows:

         1. Puneet Sharan, 2764 Lake Sahara Drive, Suite 111, Las Vegas, Nevada 89117


                                   ARTICLE VI

            The liability of the directors, officers or stockholders for damages for breach of fiduciary duty as a director or officer is hereby eliminated pursuant to NRS 78.037 except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or the payments of distributions in violation of NRS 78.300.


                                   ARTICLE VII

            Every person who was or is a party to or is threatened to be made a party to, or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.


                                  ARTICLE VIII

            The name and address of the incorporator of BOULDER CREEK EXPLORATIONS, INC. is:

                      Nevada State Corporate Network, Inc.
                        2764 Lake Sahara Drive, Suite 111
                             Las Vegas, Nevada 89117

Dated 6/7/2004
                               /s/  Chau Tran
                               -------------------------------------------------
                               On Behalf of Nevada State Corporate Network, Inc.

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

            I, NEVADA STATE CORPORATE NETWORK, INC. do hereby accept appointment as Resident Agent for BOULDER CREEK EXPLORATIONS, INC.


Dated:   June 7, 2004
                                      /s/  Chau Tran
                                      -----------------------------------
                                      On Behalf of NEVADA STATE CORPORATE
                                      NETWORK, INC.